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                                                                    EXHIBIT 11.0


                      CAVANAUGHS HOSPITALITY CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                                                                                          NET INCOME
                                           SHARES OUTSTANDING      NUMBER OF DAYS    WEIGHTED AVERAGE       (LOSS)         PER SHARE
                                           ------------------      --------------    ----------------     ----------       ---------
Pro forma earnings per share for the
 year ended October 31, 1997 /1/.......        7,072,023               365              7,072,023         $1,709,000        $0.24

Income per share for the period ended
 December 31, 1997.....................        7,072,023                61              7,072,023              6,000          nil
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/1/     The earnings per share reflect the number of shares outstanding after the merger of the companies and partnerships (see Note 15 to the historical combined financial statements) As of October 31, 1997 and
        December 31, 1997, there were no dilutive securities outstanding.